Exhibit 99.1

This announcement is neither an offer to purchase nor a solicitation of an offer to sell Comnetix Shares (as defined below). The Offer (as defined below) is made only by the Offer Documents (as defined below), and any amendments or supplements thereto, and is being made to all holders of Comnetix Shares.  The Offer is not being made to, nor will deposits be accepted from or on behalf of, holders of Comnetix Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.

NOTICE OF OFFER TO PURCHASE
all of the outstanding common shares of
COMNETIX INC.
by
BIO-KEY INTERNATIONAL, INC.
on the basis of U.S.$1.29 per common share of Comnetix Inc. payable in common stock of
Bio-key International, Inc.

The above-mentioned offer (the “Offer”) is being made by Bio-key International, Inc. (the “Offeror”) to purchase all of the outstanding common shares (each, a “Comnetix Share”) of ComnetiX Inc. (“Comnetix”), including Comnetix Shares which may become outstanding on the exercise of any outstanding options or other rights to acquire Comnetix Shares (the “Offer”), upon the terms and subject to the conditions set forth in the offer to purchase (the “Offer to Purchase”) and the related offering circular (the “Circular”) dated January 17, 2007 and the letter of transmittal (the “Letter of Transmittal”) (collectively, the “Offer Documents”).  The Offer is open for acceptance until 9:00 p.m. (Toronto time) on February 26, 2007, (the “Expiry Time”), unless withdrawn or extended.

Under the Offer, holders of Comnetix Shares (“Shareholders”) will be entitled to receive for each Comnetix Share that number of common stock of the Offeror (the “Bio-key Shares”) that will be determined by dividing U.S. $1.29 by the Bio-key Average Trading Price.  The “Bio-key Average Trading Price” will be the volume weighted average trading price of Bio-key Shares on the OTC Bulletin Board (the “OTCBB”) during the ten trading day period ending on the second business day prior to the Expiry Time.  The Offer represents a premium of approximately 65% over the closing price of the Comnetix Shares on the Toronto Stock Exchange (“TSX”) on December 20, 2006, the last trading day prior to the public announcement of the Offeror’s intention to make the Offer.

The conditions to the Offer are described in Section 3 of the Offer to Purchase, “Conditions of the Offer”.  Subject to applicable law, the Offeror reserves the right to withdraw the Offer and not take up and pay for Comnetix Shares deposited under the Offer unless each of the conditions of the Offer is satisfied or waived by the Offeror prior to the Expiry Time.

The Offeror will be deemed to have taken up and accepted for payment Comnetix Shares validly deposited under the Offer and not withdrawn if, as, and when the Offeror gives written notice or other communication confirmed in writing to Kingsdale Shareholder Services Inc. (the ‘‘Depositary’’) to that effect at its principal office in Toronto, Ontario. Upon the terms and subject to the conditions of the Offer, the Offeror will pay for Comnetix Shares validly deposited under the Offer and not withdrawn by providing the Depositary with certificates for Bio-key Shares for transmittal to depositing Shareholders. The Depositary will act as the agent of depositing Shareholders for the purposes of receiving consideration from the Offeror and transmitting such consideration to such persons, and receipt thereof by the Depositary will be deemed to constitute receipt thereof by persons depositing Comnetix Shares.  Payment for Comnetix Shares deposited and accepted for payment pursuant to the Offer will be made only after the timely receipt by the Depositary of (1) certificates for such Comnetix Shares, (2) a Letter of Transmittal or a manually signed facsimile thereof, properly completed and duly executed, covering those Comnetix Shares with signatures guaranteed, if required, in accordance with the instructions set out in the Letter of Transmittal, and (3) any other required documents.   Under no circumstances will interest accrue or be paid by the Offeror or the Depositary on the purchase price of Comnetix Shares purchased by the Offeror, regardless of any delay in making such payment.

Except as otherwise stated in Section 8 of the Offer to Purchase, ‘‘Right to Withdraw Deposited Comnetix Shares’’, and subject to applicable law, all deposits of Comnetix Shares pursuant to the Offer are irrevocable. Any Comnetix Shares deposited in acceptance of the Offer may be withdrawn by or on behalf of the depositing Shareholder: (i) at any time, if such Comnetix Shares have not been taken up by the Offeror; (ii) if the Shareholder’s Comnetix Shares have not been paid for by the Offeror within three business days after having been taken up; or (iii) at any time before the expiration of ten days from the date upon which either (A) a notice of change relating to a change which has occurred in the information contained in the Offer Documents that would reasonably be expected to affect the decision of a Shareholder to accept or reject the Offer (other than a change that is not within the control of the Offeror or of an affiliate of the Offeror) in the event that such change occurs before the Expiry Time or after the Expiry Time but before the expiry of all rights of withdrawal in respect of the Offer; or (B) a notice of variation concerning a variation in the terms of the Offer (other than a variation consisting solely of an increase in the consideration offered for the Comnetix Shares where the Expiry Time is not extended for more than ten days), is mailed, delivered or otherwise properly communicated, but subject to abridgement of that period pursuant to such order or orders as may be granted by applicable courts or securities regulatory authorities and only if such deposited Comnetix Shares have not been taken up by the Offeror at the date of the notice.

Withdrawals of Comnetix Shares deposited under the Offer must be effected by notice of withdrawal given by or on behalf of the Shareholder by whom or on whose behalf such Comnetix Shares were deposited, and must actually be received by the Depositary at the place of deposit of such Comnetix Shares within the time period permitted for withdrawal.  A notice of withdrawal must: (1) be in writing (which includes a facsimile or notice by electronic means that produces a printed copy); (2) be signed by or on behalf of the person who signed the Letter of Transmittal that accompanied the Comnetix Shares (or the Notice of Guaranteed Delivery in respect thereof) to be withdrawn; and (3) specify such person’s name, the number of Comnetix Shares to be withdrawn, the name of the registered holder and the certificate number shown on each certificate representing the Comnetix Shares to be withdrawn. The withdrawal will take effect upon receipt by the Depositary of the properly completed notice of withdrawal.   Withdrawals may not be rescinded but the withdrawn Comnetix Shares may be re-deposited under the Offer no later than the Expiry Time.

All questions as to the validity (including timely receipt) and form of notices of withdrawal will be determined by the Offeror in its sole discretion, and such determination will be final and binding. None of the Offeror, the Depositary (as such terms are defined in the Offer Documents) or any other person will be under any duty to give notice of any defect or irregularity in any notice of withdrawal or shall incur any liability for failure to give such notice.

Subject to applicable law, the Offeror reserves the right, in its sole judgment, at any time and from time to time during the Offer Period (as defined in the Offer Documents), to extend the Offer Period or to vary the Offer by giving written notice to the Depositary at its principal office in Toronto. The Offeror will, as soon as practicable after giving notice of an extension or variation to the Depositary, make a public announcement of the extension or variation, and will cause the Depositary to communicate such notice to all holders of Comnetix Shares that have not been taken up prior to the extension or variation in the manner set forth in Section 11 of the Offer to Purchase, ‘‘Notices and Delivery’’.  During any such extension or in the event of any variation of the Offer, all Comnetix Shares deposited and not taken up or withdrawn will remain subject to the Offer.

If the Offer has been accepted by holders of not less than 90% of the Comnetix Shares, other than Comnetix Shares held on the date hereof by or on behalf of the Offeror and its affiliates and associates (as such terms are defined in the Canada Business Corporations Act (the “CBCA”)), the Offeror currently intends to exercise its statutory right under the CBCA to acquire all of the Comnetix Shares not deposited under the Offer or, if such statutory right is not available, the Offeror intends to avail itself of such other corporate proceedings as may be available to acquire the Comnetix Shares not deposited to the Offer.

All Shareholders should consult with their tax advisors as to the particular tax consequences of the Offer to them, including the applicability and effect of the income and other tax laws of any country, province, territory, state or local tax authority. For a discussion of certain Canadian federal income tax consequences of the Offer, including with respect to a Compulsory Acquisition or Subsequent Acquisition Transaction (as such terms are defined in the Offer Documents), see Section 15 of the Circular, ‘‘Certain Canadian Federal Income Tax Considerations’.

A request has been made to Comnetix for the use of Comnetix’s shareholder list for the purpose of disseminating the Offer Documents to Shareholders. Upon compliance by Comnetix with this request, the Offer Documents and other relevant materials will be mailed to holders of record of Comnetix Shares and furnished to brokers, dealers, banks, trust companies and similar persons whose names, or the names of whose nominees, appear on the Comnetix’s shareholder list or, if applicable, who are listed as participants in a clearing agency’s security position listing, for subsequent transmittal to beneficial owners of securities.

THE OFFER DOCUMENTS CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER.

Questions and requests for assistance or copies of the Offer Documents and other offer documents (which may be obtained without charge) may be directed to the Depositary at the telephone number and address set forth below.  No brokerage fees or commissions will be payable by any Shareholders who deposit Comnetix Shares directly with the Depositary.

The Depositary and Information Agent for the Offer is:

130 King Street West, Suite 2950, P.O. Box 361
Toronto, ON M5X 1E2

North American Toll Free Phone: 1-866-381-4104

Outside North America, Bankers and Brokers Call Collect: (416) 867-2272
e-mail: contactus@kingsdaleshareholder.com

January 17, 2007